Exhibit 10.1

THIRD AMENDMENT TO FINANCING AGREEMENT

THIRD AMENDMENT dated as of April 27, 2005 (the “Third Amendment”) to the Loan and Security Agreement, dated as of August 23, 2000, by and between iParty Retail Stores Corp. and iParty Corp.(individually, each a Borrower and, collectively, the “Borrowers”), and Wells Fargo Retail Finance II, LLC, a Delaware limited liability company (formerly known as Wells Fargo Retail Finance, LLC)(in such capacity, the “Lender”), as amended by that First Amendment to Loan and Security Agreement dated as of May 23, 2002 by and between the Borrowers and the Lender, and as amended by that Second Amendment to Loan and Security Agreement dated as of January 2, 2004 by and between the Borrowers and the Lender  (as amended from time to time, the “Loan Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrowers have requested that the Lender agree to certain modifications of the financial covenants contained in the Loan Agreement as set forth herein.  The Lender is prepared to agree to the Borrowers’ request on the terms and conditions contained herein.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agree as follows:

1.             Amendments to Loan Agreement.    The Loan Agreement is hereby amended as follows

(a)      The definition of “Borrowing Base” is hereby deleted and the following is substituted therefor:

“‘Borrowing Base’:  Means the sum of

(A)          the lesser of (i) or (ii) where

(x)            During the period commencing on October 1 and ending on June 30 of any calendar year during the term hereof (i) is the result (expressed in Dollars) of seventy (70%) percent times the aggregate value of Acceptable Inventory at Cost, and (ii) is the result (expressed in Dollars) of eighty-five (85%) percent times the then applicable Net Retail Liquidation Value; or

(y)           During the period commencing on July 1 and ending on September 30 of any calendar year during the term hereof (i) is the result (expressed in Dollars) of seventy-five (75%) percent times the aggregate value of Acceptable Inventory at Cost, and (ii) is the result (expressed in Dollars) of ninety (90%) percent times the then applicable Net Retail Liquidation Value; plus

(B)           the lesser of (i) or (ii) where (i) is the result (expressed in Dollars) of eighty-five (85%) percent times the aggregate value of Eligible Credit Card Receivables and (ii) is Two Million ($2,000,000) Dollars; plus

(C)           the Special Subline.”

(b)      The definition of “Minimum Availability Block” shall be deleted in its entirety and the following substituted therefor:

“Minimum Availability Block”:  Means, during the period between April 27, 2005 and November 1, 2005, an amount expressed in Dollars equal to $375,000, and thereafter, an amount expressed in Dollars equal to at least five (5%) of the Credit Limit or the Adjusted Credit Limit, whichever is then in effect.”

(c)      The definition of “Special Subline” shall be added to Exhibit 3 of the Loan Agreement, which definition shall read as follows:

“‘Special Subline’:  Initially, zero ($0) Dollars.  From and after the Special Subline Activation Date through the Special Subline Termination Date, Five Hundred Thousand ($500,000) Dollars, and thereafter zero ($0) Dollars.”

(d)      The definition of “Special Subline Activation Date” shall be added to Exhibit 3 of the Loan Agreement, which definition shall read as follows:

“‘Special Subline Activation Date’:  That date which is five (5) days from the date that the Borrower furnishes the Lender with written notice of its intention to activate the Special Subline, which notice shall be effective provided that there does not exist an Event of Default as of Special Subline Activation Date.

(e)      The definition of “Special Subline Termination Date” shall be added to Exhibit 3 of the Loan Agreement, which definition shall read as follows:

(f)       “Special Subline Termination Date”: Means the date that is the earlier of (i) November 1, 2005 or (ii) written notice by the Borrowers to the Lender of their termination of the Special Subline, which notice shall be irrevocable.  The Special Subline shall not be renewable or subject to reinstatement following the occurrence of the Special Subline Termination Date.

(g)      Section 1-8(a) is deleted in its entirety and the following new Section 1.8(a) shall be substituted therefor:

“(a)         Prior to the Special Subline Activation Date, the unpaid principal balance of the Loan Account, shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus one-half of one (0.50%) percent but in no event in excess of the maximum rate permitted by applicable law.  From and after the Special Subline Activation Date, the unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus three-quarters of one (0.75%) percent but in no event in excess of the maximum rate permitted by applicable law, provided, that upon the occurrence of the Special Subline Termination Date and reduction by the Borrowers of the outstanding balance of the Special Subline to zero ($0) Dollars, the unpaid principal balance of the Loan Account shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus one half of one (0.5%) percent but in no event in excess of the maximum rate permitted by applicable law.”

(h)      Section 12-1 is amended to reflect a change in the notice address of counsel to the Lender by deleting the reference to Ruberto, Israel & Weiner and substituting therefor the following:

“Brown Rudnick Berlack Israels LLP

One Financial Place, 18th Floor

Boston, MA 02111

Attention: Peter J. Antoszyk, Esq.

Phone:  (617) 856-8513

Fax: (617) 856-8201”

(i)       The following Exhibits to the Loan Agreement are hereby stricken and replaced by the correspondingly identified Exhibits attached hereto: Exhibits 5-4 [Locations], 5-5 [Encumbrances and Liens], 5-6 [Indebtedness], 5-7 [Insurance], 5-9 [Leases] and 9-10 [Business Plan].

2.             Acknowledgement of Liabilities by Borrowers. Borrowers confirm and agree that (a) all representations and warranties contained in the Loan Agreement and in the other Loan Documents, after giving effect to the updated Exhibits attached to the Third Amendment, are on the date hereof true and correct in all material respects, and (b) they are unconditionally liable for the punctual and full payment of all Liabilities now due and owing under the Loan Agreement and other Loan Documents, including, without limitation, all reasonable charges, fees, expenses and costs (including attorneys’ fees and expenses) under the Loan Documents, and that Borrowers have no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all such Liabilities.

3.             Ratification of Financing.  The Borrowers confirm that the Loan Agreement and the Loan Documents remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein.  This Third Amendment shall be deemed to be one of the Loan Documents and, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.  This Third Amendment shall be considered a Loan Document and, without in any way limiting the application of other provisions of the Loan Agreement, this Third Amendment shall governed by the provisions of Sections 14-2,14-3,14-4, 14-7,14-8, 14-9, 14-10, 14-14 of the Loan Agreement.  No further amendment to the Loan Agreement shall be made except by a writing signed by all parties to the Loan Agreement.

4.             Representations, Warranties and Covenants.  Each Borrower, jointly and severally, represents, warrants and covenants with and to the Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Agreements, begin continuing condition of the making or providing any loans or letters of credit by the Lender to Borrowers:

(a)      This Third Amendment has been duly authorized, executed and delivered by all necessary action of each Borrower and each Guarantor, and is in full force and effect, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower enforceable against each Borrower and Guarantor in accordance with its terms.

(b)      After giving effect to this Third Amendment, there is no Event of Default under the Loan Agreement or any of the Loan Documents.

5.             Conditions Precedent.    This Third Amendment shall become effective (the “Effective Date of the Third Amendment”) upon satisfaction of each of the following conditions precedent or waiver of such conditions by the Lender:

(a)      Receipt by Lender of this Third Amendment duly executed by the Borrowers, Lender and Lenders.

(b)      All representations and warranties contained herein shall be true and correct in all material respects.

(c)      After giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.

6.             Counterparts.    This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible into evidence and all of which together shall be deemed to be a single instrument.  In making proof of this Third Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Third Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO RETAIL FINANCE II, LLC
(Lender)
		By:	/s/ LYNN WHITMORE
Name: Lynn Whitmore
Title: Vice President
BORROWERS:

IPARTY RETAIL STORES CORP.

By:	/s/ PATRICK FARRELL
Name: Patrick Farrell
Title: President and Chief Financial Officer
IPARTY CORP.

By:	/s/ PATRICK FARRELL
Name: Patrick Farrell
Title: President and Chief Financial Officer

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents (as defined in the Loan and Security Agreement, dated as of August 23, 2000, by and between iParty Retail Stores Corp. and iParty Corp. (individually, each a Borrower and, collectively, the “Borrowers”), and Wells Fargo Retail Finance II, LLC, a Delaware limited liability company (formerly known as Wells Fargo Retail Finance, LLC)(in such capacity, the “Lender”), as amended by that First Amendment to Loan and Security Agreement dated as of May 23, 2002 by and between the Borrowers and the Lender, and as amended by that Second Amendment to Loan and Security Agreement dated as of January 2, 2004 by and between the Borrowers and the Lender  (as amended from time to time, the “Loan Agreement”), hereby (i) acknowledge and consent to the Third Amendment dated as of April 27, 2005, to Loan Agreement (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgement and Consent is attached; (ii) confirm and agree that each Loan Document to which the undersigned is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (iii) confirm and agree that to the extent that any such Loan Document purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or lien on, any collateral as security for the obligations of such Borrower or Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all such obligations of such Borrower or Guarantor, whether now existing or hereafter arising.

Dated:  April 27, 2005

IPARTY RETAIL STORES CORP

By:	/s/ PATRICK FARRELL
Name: Patrick Farrell
Title: President and Chief Financial Officer
IPARTY CORP.

By:	/s/ PATRICK FARRELL
Name: Patrick Farrell
Title: President and Chief Financial Officer

Signature Page to Third Amendment